EXHIBIT 99.4

SOVEREIGN BANCORP, INC.
Offer to Exchange
Senior Floating Rate Notes due 2009
and
4.80% Senior Notes due 2010

Offer to Exchange Senior Floating Rate Notes due 2009 (CUSIP No. _____________) and 4.80% Senior Notes due 2010 (CUSIP No. _____________) that have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the outstanding Senior Floating Rate Notes due 2009 (CUSIP Nos. 845905 AR9 and U84609 AB9) and the outstanding 4.80% Senior Notes due 2010 (CUSIP Nos. 845905 AT5 and U84609 AC7).

To Our Clients:

Enclosed for your consideration is a prospectus dated __________ ___, 2005 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer of Sovereign Bancorp, Inc. (the “Company”) to exchange:

•
up to $200,000,000 aggregate principal amount of Senior Floating Rate Notes due 2009 that are registered with the Securities and Exchange Commission under the Securities Act (the “New Senior Floating Rate Notes”) in exchange for any and all outstanding Senior Floating Rate Notes due 2009 (the “Existing Senior Floating Rate Notes”) that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer; and

•
up to $300,000,000 aggregate principal amount of 4.80% Senior Notes due 2010 that are registered with the Securities and Exchange Commission under the Securities Act (the “New 4.80% Senior Notes”) in exchange for any and all outstanding 4.80% Senior Notes due 2010 (the “Existing 4.80% Senior Notes”) that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer.

Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus or the related Letter of Transmittal.

This material is being forwarded to you as the beneficial owner of the Existing Senior Floating Rate Notes or the Existing 4.80% Senior Notes (collectively, the “Existing Senior Notes”). A tender of the Existing Senior Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Senior Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

You should promptly forward your instructions to us in order to permit us to tender the Existing Senior Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on ____________ ___, 200__, unless extended by the Company (the “Expiration Date”). Any Existing Senior Note tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

•	The Exchange Offer is for any and all Existing Senior Notes.

•	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

•
Any transfer taxes incident to the transfer of Existing Senior Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

•	The Exchange Offer expires at 5:00 p.m., New York City time, on __________________ ___, 200__, unless extended by the Company.

If you wish to have us tender your Existing Senior Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. Please DO NOT complete the Letter of Transmittal. It is furnished to you for information only and may not be used directly by you to tender Existing Senior Notes.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Sovereign Bancorp, Inc. with respect to its Existing Senior Notes.

This will instruct you to tender the Existing Senior Notes indicated below (or, if no number is indicated below, all Existing Senior Notes) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Existing Senior Notes held by you for my account in the principal amounts as indicated below:

Senior Floating Rate Notes due 2009
(CUSIP No. 845905 AR9 or U84609 AB9)

Tender $___________________ (principal amount)*

Please do not tender any Existing Senior Floating Rate Notes held by you for any account.

Dated: __________________, 200__

Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number(s)):

*
Existing Senior Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiples of $1,000, provided that untendered Existing Senior Floating Rate Notes that remain outstanding must be in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. Further, New Senior Floating Rate Notes may only be issued in a minimum denomination of $2,000 and integral multiples of $1,000 thereafter.

None of the Existing Senior Floating Rate Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions, we will tender all the Existing Senior Floating Rate Notes held by us for your account.

4.80% Senior Notes due 2010
(CUSIP No. 845905 AT5 or U84609 AC7)

Tender $__________________ (principal amount)*

Please do not tender any Existing 4.80% Senior Notes held by you for any account.

Dated: __________________, 2005

Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number(s)):

*
Existing 4.80% Senior Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiples of $1,000, provided that untendered Existing 4.80% Senior Notes that remain outstanding must be in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. Further, New 4.80% Senior Notes may only be issued in a minimum denomination of $2,000 and integral multiples of $1,000 thereafter.

None of the Existing 4.80% Senior Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions, we will tender all the Existing 4.80% Senior Notes held by us for your account.